Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Brocade Communications Systems, Inc.:
We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-129909, 333-129908, 333-117897, 333-103571, 333-100797, 333-72480, 333-64260, 333-53734, 333-39126, 333-95653, and 333-85187) and on Form S-3 (No. 333-84698) of Brocade Communication Systems, Inc. and subsidiaries (“the Company”) of our report dated January 16, 2006, with respect to the consolidated balance sheets of the Company as of October 29, 2005 and October 30, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 29, 2005, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of October 29, 2005, and the effectiveness of internal control over financial reporting as of October, 29, 2005, which reports appear in the October 29, 2005 annual report on Form 10-K of Brocade Communications Systems, Inc. and subsidiaries.
/s/ KPMG LLP
Mountain View, California
January 16, 2006